EXHIBIT 99

December 31, 2009

FOR IMMEDIATE RELEASE

For Miles Capital Holdings, Inc. media inquiries:
David Miles, Managing Director
515.333.1860

For West Bancorporation, Inc. media inquiries:
Doug Gulling, EVP and Chief Financial Officer
515.222.2309

MILES CAPITAL HOLDINGS, INC. COMPLETES PURCHASE OF
WB CAPITAL MANAGMENT INC. FROM WEST BANCORPORATION, INC.

WEST DES MOINES, IA – December 31, 2009 – West Bancorporation, Inc. (Nasdaq: WTBA) announced today that it has completed its previously announced sale of WB Capital Management Inc. (WB Capital) to Miles Capital Holdings, Inc. (Miles Capital).  The firm will operate under the name Miles Capital, Inc.

Commenting on the acquisition, David Miles, President and Chief Executive Officer for Miles Capital Holdings, Inc. said, “We are delighted to complete this acquisition and look forward to serving the asset management needs of our current and future clients.  To be able personally to return to this business is both gratifying and exciting for me.”

Miles led the early growth of the firm’s predecessor organization.  Now, Miles Capital, Inc. will again become the largest independent asset management company in Iowa.   The Miles Capital management team includes Amy Mitchell, director-administration, Tom Myers, director-equity and specialty finance, and Laurie Mardis, director-fixed income. Vera Lichtenberger continues as chief compliance officer.  Since the purchase was announced in October, the company has added three chartered financial analysts, bringing with them nearly five decades of experience.

"We are delighted that our customers, our company and our state will benefit from having an independent asset management company headquartered in Iowa," said Jack Wahlig, Chairman of West Bancorporation, Inc.   “With this transaction, the same time-proven group of asset managers will continue to manage investments for West Bank’s trust clients as well as West Bank’s own bond portfolio.”

ABOUT MILES CAPITAL HOLDINGS, INC.
Miles Capital Holdings, Inc. operates Iowa's largest independent asset management firm. The firm manages cash, fixed-income and equity portfolios for institutions, municipalities and government agencies, insurance companies, banks, retirement plans, corporations, foundations, endowments and individual investors.

ABOUT WEST BANCORPORATION, INC.
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the agreement between Miles Capital Holdings, Inc. (hereafter "Miles Capital Holdings") and West Bancorporation, Inc. (hereafter "West Bancorporation") including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized; (ii) statements with respect to Miles Capital Holdings and West Bancorporation's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as 'believes', 'expects', 'anticipates', 'estimates', 'intends', 'plans', 'targets' and similar expressions. These statements are based upon the current beliefs and expectations of West Bancorporation and Miles Capital Holdings management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors many of which are beyond the ability of Miles Capital Holdings and/or West Bancorporation to control or predict could cause actual results to differ materially from those in its forward-looking statements. These factors include the risks detailed in West Bancorporation's SEC reports, including the Annual Report and form 10-K for the year ended December 31, 2008.